UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/05/2007

ENTRUST INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24733

MD	621670648
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX 75001
(Address of principal executive offices, including zip code)

972-713-5819
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2007 Entrust Limited ("EL"), a wholly owned subsidiary of Entrust, Inc. (the "Company"), and Sam Morcos, Senior Vice President, Sales for the Company, entered into an agreement ("Letter Agreement"). Under the Letter Agreement Mr. Morcos' employment will end on October 31, 2008 ("Termination Date"). Mr. Morcos will remain an employee of EL through to the Termination Date. His duties will be providing sales management in his current territories and assisting in the transition of his existing direct reports to new supervisors. However, after December 31, 2007, upon mutual agreement between EL and Mr. Morcos, his active employment may end on some date earlier than the Termination Date. ("Active End Date"). After the Active End Date, Mr. Morcos will have no work duties but will be entitled to salary continuation until the Termination Date. Pursuant to the Letter Agreement, Mr. Morcos' sales incentive target will remain at US$180,000.00 annual target. However, his sales incentive accrual will terminate on October 31, 2007 with a sixty (60) day wind down period in accordance with Mr. Morcos' sales incentive plan. EL will also maintain Mr. Morcos on its benefit plans until the Active End Date. The Letter Agreement also contains terms respecting continued vesting of the Company equity, accrual of vacation, expense reimbursement, references, and continuing obligations. A copy of the Letter Agreement is attached as Exhibit 10.1 to this form 8-K and is incorporated by reference herein.

The Letter Agreement was conditional upon Mr. Morcos executing a release agreement ("Release Agreement") in the form attached to the Letter Agreement. Such Release Agreement was executed on November 2, 2007. A copy of the Release Agreement is attached as Exhibit 10.2 to this form 8-K and is incorporated by reference herein.

On November 1, 2007 the Company and Mr. Peter Bello, Senior Vice President of the Company, entered into an oral agreement appointing Mr. Bello as Senior Vice President, US Federal and CALA Sales. This position will include US Federal Sales, Canadian Sales, Asian Sales, and Latin America Sales. Mr. Bello's current living reimbursement will cease effective January 1, 2008 and he is to receive a one-time lump sum payment of $20,000 for relocation immediately upon his relocation to Dallas Texas from McLean Virginia. Mr. Bello will cease serving as President to President of the Company's wholly owned subsidiary Cygnacom Solutions, Inc. effective on the same date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST INC

Date: November 05, 2007	By:	/s/ David Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement between Mr. Morcos and Entrust Limited dated November 1, 2007.
EX-10.2	Release Agreement between Mr. Morcos and Entrust Limited dated November 2, 2007.